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                                                                      Exhibit 23




                       Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-29911) pertaining to the Employee Stock Purchase Plan of Waterlink, Inc.; 1997 Non-Employee Director Stock Option Plan of Waterlink, Inc.; Waterlink, Inc. Amended and Restated 1995 Stock Option Plan, and the Waterlink, Inc. 1997 Omnibus Incentive Plan of our report dated November 21, 1997, with respect to the financial statements of Mellegard VA Maskiner AB included in Amendment No. 1 of the Waterlink, Inc. Current Report (Form 8-K/A) dated September 12, 1997.


                                        ERNST & YOUNG AB
                                        /s/ Torbjorn Hanson
                                        Torbjorn Hanson

Stockholm, Sweden
November 21, 1997